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                             ELEVENTH AMENDMENT TO

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                       EOP OPERATING LIMITED PARTNERSHIP


         THIS ELEVENTH AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP OF EOP OPERATING LIMITED PARTNERSHIP (this "Amendment"), dated as of May 1, 2000, is entered into by EQUITY OFFICE PROPERTIES TRUST, a Maryland real estate investment trust, as managing general partner (the "Managing General Partner") of EOP Operating Limited Partnership (the "Partnership"), for itself and on behalf of the Limited Partners of the Partnership.

                                  WITNESSETH:

         WHEREAS, the Managing General Partner and the Limited Partners have entered into the Agreement of Limited Partnership of EOP Operating Limited Partnership, dated as of July 3, 1997, as the same has been amended through the date hereof (the "Agreement"); and

         WHEREAS, the Managing General Partner, pursuant to the authority granted to it under Sections 14.1.A and 14.1.B(4) of the Agreement, as applicable, desires to amend Sections 7.4, 8.5.C and 14.1.B of the Agreement as set forth herein, and the Managing General Partner, for itself and, to the extent this action is taken pursuant to Section 14.1.A of the Agreement, as the holder of a majority of the Percentage Interests of the Limited Partners, has approved such amendment.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Managing General Partner hereby amends the Agreement as follows:

         1. Amendment to Section 7.4 of Agreement. Section 7.4 of the Agreement is hereby amended to add the following new Paragraph F:

                 F. Funding for Certain Capital Transactions. In the event that the Managing General Partner shall undertake to acquire (whether by merger, consolidation, purchase, or otherwise) the assets or equity interests of another Person and such acquisition shall require the payment of cash by the Managing General Partner (whether to such Person or to any other selling party or parties in such transaction
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         or to one or more creditors, if any, of such Person or such selling party or parties), (i) the Partnership shall advance to the Managing General Partner the cash required to consummate such acquisition if, and to the extent that, such cash is not to be obtained by the Managing General Partner through an issuance of Shares described in
         Section 4.2 or pursuant to a transaction described in Section 7.5.B,
         (ii) the Managing General Partner shall immediately, upon consummation of such acquisition, transfer to the Partnership (or cause to be transferred to the Partnership), in full and complete satisfaction of such advance and as required by Section 7.5, the assets or equity interests of such Person acquired by the Managing General Partner in such acquisition, and (iii) pursuant to and in accordance with Section
         4.2 and Section 7.5.B, the Partnership shall issue to the Managing General Partner Partnership Interests and/or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights that are substantially the same as those of any additional Shares, other equity securities, New Securities and/or Convertible Funding Debt, as the case may be, issued by the Managing General Partner in connection with such acquisition (whether issued directly to participants in the acquisition transaction or to third parties in order to obtain cash to complete the acquisition). In addition to, and without limiting the foregoing, in the event that the Managing General Partner engages in a transaction in which (x) the Managing General Partner (or a wholly owned direct or indirect Subsidiary of the Managing General Partner) merges with another entity (referred to as the "Parent Entity") that is organized in the "UPREIT format" (i.e., where the Parent Entity holds substantially all of its assets and conducts substantially all of its operations through a partnership, limited liability company or other entity (referred to as an "Operating Entity")) and the Managing General Partner survives such merger, (y) such Operating Entity merges with or is otherwise acquired by the Partnership in exchange in whole or in part for Partnership Interests, and (z) the Managing General Partner is required or elects to pay part of the consideration in connection with such merger involving the Parent Entity in the form of cash and part of the consideration in the form of Shares, the Partnership shall distribute to the Managing General Partner with respect to its existing Partnership Interest an amount of cash sufficient to complete such transaction and the Managing General Partner shall cause the Partnership to cancel a number of Partnership Units (rounded to the nearest whole number) held by the Managing General Partner equal to the product attained by multiplying the number of additional Shares of the Managing General Partner that the Managing General Partner would have issued to the Parent Entity or





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         the owners of the Parent Entity in such transaction if the entire consideration therefor were to have been paid in Shares by a fraction, the numerator of which is one and the denominator of which is the Conversion Factor.

         2. Amendment to Section 8.5.C of Agreement. Section 8.5.C of the Agreement is hereby amended to add the following proviso at the end of the existing first sentence of Section 8.5.C:

         ; provided, however, that the Managing General Partner, in its sole discretion, may shorten the required notice period of not less than twenty (20) business days prior to the record date to determine the shareholders eligible to vote upon a merger transaction (but not any of the other transactions covered by this Section 8.5.C.) to a period of not less than ten (10) calendar days (thereby continuing to afford the holders of Units the opportunity to redeem Units under Section 8.6 on or prior to the record date for the shareholder vote on the merger transaction) so long as (i) the General Partner Entity will be the surviving entity in such merger transaction, (ii) immediately following the merger transaction, Persons who held voting securities of the General Partner Entity immediately prior to such merger transaction will hold, solely by reason of the ownership of voting securities of the General Partner Entity immediately prior to the merger transaction, voting securities of the General Partner Entity representing not less than fifty-one percent (51%) of the total combined voting power of all outstanding voting securities of the General Partner Entity after such merger, and (iii) in the event that in connection with such merger transaction the Partnership will merge with another entity, the Partnership will be the surviving entity in such merger.

         3. Amendment to Section 14.1.B of Agreement. Section 14.1.B of the Agreement hereby is amended by deleting the last sentence of Section 14.1.B in its entirety and by substituting therefor the following:

         The Managing General Partner shall notify the Limited Partners when any action under this Section 14.1.B is taken in the next regular communication to the Limited Partners; provided, however, that no notice need be given of any amendment of this Agreement to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement (whether or not effected through the replacement of Exhibit A with an amended Exhibit A). For purposes of the immediately preceding sentence, notwithstanding any other means by which the Managing General Partner may provide any such notice to the Limited Partners, such notice requirement shall be deemed to





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         have been satisfied upon the filing with the Securities and Exchange
         Commission by the Partnership of any amendment to this Agreement permitted under this Section 14.1.B as an exhibit to (i) a registration statement filed by the Partnership under the Securities Act or (ii) any report or other document filed by the Partnership under the Exchange Act.

         4.      Definitions; Full Force and Effect.   All capitalized terms
used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Agreement. Except as modified herein, all terms and conditions of the Agreement shall remain in full force and effect, which terms and conditions the Managing General Partner, for itself and the Limited Partners, hereby ratifies and affirms.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Amendment as of the date first set forth above.

                               EQUITY OFFICE PROPERTIES TRUST,
                               a Maryland real estate investment trust, as Managing General Partner of EOP
                               Operating Limited Partnership and on
                               behalf of the Limited Partners thereof


                               By:  /s/ STANLEY M. STEVENS
                                    --------------------------------
                                        Name:  Stanley M. Stevens
                                        Title: Executive Vice President






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